Fourth Quarter 2023 Webcast Presentation February 13, 2024 NYSE: WCC

All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions and liquidity and capital resources, as well as statements regarding the expected benefits and costs of the transaction between Wesco and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company's plans, objectives and expectations.. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would,” although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the expected benefits of the transaction between Wesco and Anixter or the anticipated benefits of Wesco’s acquisition of Rahi Systems Holdings, Inc., in the expected timeframe or at all, unexpected costs or problems that may arise in successfully integrating the businesses of the companies, the impact of increased interest rates or borrowing costs, failure to adequately protect Wesco’s intellectual property or successfully defend against infringement claims, failure to execute Wesco’s environmental, social and governance (ESG) programs as planned; disruption of information technology systems or operations, natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks (such as the ongoing COVID-19 pandemic, including any resurgences or new variants), supply chain disruptions, geopolitical issues, including the impact of the evolving conflicts in the Middle East and Ukraine, the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China, the increased risk of cyber incidents and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, which may have a material adverse effect on the combined company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Wesco's other reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements 2

2023 Results and 2024 Outlook Fourth quarter results below expectations − Lower stock and flow sales along with delays in certain projects − Certain sectors including utility, data center, and industrial continued to grow, while others declined including broadband, OEM and construction related sectors − Navigated mixed economic environment while managing rapidly improved supply chain and lead times FY 2023 sales up ~5% with solid growth in utility, industrial, data centers, and security − EBITDA margin down year over year due to gross margin headwinds (supplier volume rebates and mix) along with higher SG&A − Transactional margin flat year over year with record sales and profitability in CSS and UBS − Returned one-third of free cash flow to common shareholders through dividends and share repurchases − Backlog remains healthy and above historical levels; all business units above 2019/2020 levels Expect FY 2024 sales to be up 1% to 4% − Adjusted EBITDA margin between 7.5% to 7.9% and adjusted EBITDA of ~$1.75 billion at the midpoint − Free cash flow of approximately $700 million − Overall conditions in 2024 are supportive of a soft landing, however we are mindful that the election cycle, easing inflation, geopolitical upheaval, and short-term borrowing rates may impact demand − Regardless of near-term impacts, as a market leader we expect to outperform driven by our leading scale, global capabilities, and expanded portfolio 3 Revising target leverage range to 1.5x – 2.5x and intend to increase dividend by 10% See appendix for non-GAAP definitions and reconciliations.

. .. . Delivered 240 bps of margin expansion1 Reduced leverage by ~3 turns Post Anixter Merger Performance Exceeded Expectations EBITDA2 Margin Expansion 100 bps 240 bps Initial 3-Year Target Actual 5.7x 2.8x June 2020 December 2023 Cost Synergies $200M Initial Target Actual Realized Cost Synergies $315M 1 Fiscal year ended December 31, 2023 compared to pro forma fiscal year ended December 31, 2019. 2 Adjusted EBITDA is defined as EBITDA before other non-operating expenses (income), non-cash stock-based compensation, and merger-related and integration costs. See appendix for non-GAAP definitions and reconciliations. Return to Target Leverage 4 $170M $2,300M Initial 3-Year Cumulative Target Actual Cumulative Sales Synergies Sales Synergies Realized sales synergies 13x original target 30% sales growth 2023: $22.4B 2019: $17.2B 89% adjusted EBITDA growth 2023: $1.7B 2019: $0.9B Exceeded cost synergy target by 60% Delevered back within target range one year ahead of schedule

Fourth Quarter Results Overview

$ millions, except per share amounts

	Q4 2023	Q4 2022	YOY
Sales	$5,473	$5,559	(3)%[1]
Gross Profit	$1,171	$1,218	(4)%
Gross Margin	21.4%	21.9%	(50) bps
Adjusted EBITDA	$385	$451	(15)%
Adjusted EBITDA Margin	7.0%	8.1%	(110) bps
Adjusted Diluted EPS	$2.65	$4.13	(36)%

- Reported sales down ~2% YOY, organic sales down ~3% YOY
- Growth in utility, industrial, data centers, and enterprise network infrastructure, more than offset by declines in broadband, OEM and construction

- Gross margin down primarily due to lower supplier volume rebates and mix
- Higher SG&A as a percentage of sales
- Higher interest and taxes represented a ~$0.40 headwind to adjusted EPS

- Repurchased $25 million of stock in November

- Preliminary January sales per workday down ~5%[2] YOY

Growth in utility, industrial, and data center offset by declines in broadband, OEM, and construction

[1] Sales growth shown on an organic basis.
[2] Preliminary January sales per workday are not adjusted for differences in foreign exchange rates.
See appendix for non-GAAP definitions and reconciliations.

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Fourth Quarter Growth Below Expectations Fourth quarter sales declined more than expected Q4 Sales Decline Drivers CSS • Sales below expectations due to lower stock and flow sales along with projects delayed into 2024 EES • Lower stock and flow sales • Solar drove construction decline • Continued declines in OEM UBS • Broadband sales declined more than expected • Utility growth slowed relative to prior quarters due to customer inventory management 21% 21% 17% 14% 11% 3% 3% (3%) Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Quarterly YOY Organic Sales Growth 2022 - 2023 6 Oct 23 Nov 23 Dec 23 YOY Organic Sales Growth Q4 2023 See appendix for non-GAAP definitions and reconciliations.

Q4 2022 Adjusted EBITDA Sales Gross Margin SG&A Q4 2023 Adjusted EBITDA Fourth Quarter Sales and Adjusted EBITDA Bridges $451 $385 6.7% of sales 7.0% of sales 1 Sales growth attribution based on company estimates. See appendix for non-GAAP definitions and reconciliations. Q4 2022 Sales Market Growth (Including Price) Share Gain/ Cross Sell M&A Foreign Exchange Q4 2023 Sales Net Sales1 Adjusted EBITDA 8.1% of sales (15)% (110) bps $5,559 $5,473 (3)% Organic Stock and flow declines and project delays drove lower sales and EBITDA $ millions 7

FY 2023 Results Overview

$ millions, except per share amounts

	FY 2023	FY 2022	YOY
Sales	$22,385	$21,420	+3%[1]
Gross Profit	$4,844	$4,661	+4%
Gross Margin	21.6%	21.8%	(20) bps
Adjusted EBITDA	$1,705	$1,726	(1)%
Adjusted EBITDA Margin	7.6%	8.1%	(50) bps
Adjusted Diluted EPS	$14.60	$16.42	(11)%

- Record annual sales with organic growth of ~3% YOY
- Record CSS sales driven by data center demand and security share gains
- EES sales down YOY as strength in industrial more than offset by construction and OEM
- Record UBS sales driven by strong utility demand and share gains which more than offset broadband declines

- Adjusted EBITDA relatively flat year-over-year due to gross margin headwinds (supplier volume rebates and mix) and higher SG&A due to payroll and logistics costs

- Returned ~$150 million of cash to common shareholders (repurchased $75 million of stock and paid $77 million of dividends)

Record full year sales highlight the power of our diversified portfolio wesco

[1] Sales growth shown on an organic basis.
See appendix for non-GAAP definitions and reconciliations.

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FY 2022 Adjusted EBITDA Sales Gross Margin SG&A FY 2023 Adjusted EBITDA FY 2023 Sales and Adjusted EBITDA Bridges $1,726 $1,705 6.7% of sales 7.6% of sales 1 Sales growth attribution based on company estimates. See appendix for non-GAAP definitions and reconciliations. FY 2022 Sales Market Growth (Including Price) Share Gain/ Cross Sell M&A Foreign Exchange and Differences in Workdays FY 2023 Sales Net Sales1 Adjusted EBITDA 8.1% of sales (1)% (50) bps $21,420 $22,385 +3% Organic Cross sell, share gains, and M&A drove growth in 2023 $ millions 9

FY2023 SG&A by Quarter Taking additional cost actions to address higher SG&A 10 $798 $811 $776 $799 Q1 23 Q2 23 Q3 23 Q4 23 2023 Adjusted SG&A by Quarter $ millions Fourth Quarter Sequential SG&A Drivers • Approximately 1/3 of the increase due to benefits and healthcare costs • Balance of the increase driven by higher facilities cost, IT, and sales promotions See appendix for non-GAAP definitions and reconciliations.

Electrical & Electronic Solutions (EES)

Fourth Quarter

- Sales down approximately 4% on both a reported and organic basis
  - Construction down HSD primarily due to weakness in wire and cable as well as solar
  - Industrial up MSD driven by growth in automation and oil and gas
  - OEM down MSD
- Backlog down 2% sequentially and down 5% over prior year driven by supplier lead time reductions, remains near historically high levels
- Adjusted EBITDA and margin down year-over-year largely due to gross margin headwinds associated with lower SVR along with higher operating expenses

Full Year

- Sales down approximately 2%, down 1% organically
  - Sales decline due to weakness in construction and OEM, partially offset by continued momentum in industrial, price inflation and cross-sell revenue
- SG&A up YOY primarily due to higher people and logistics costs
- Adjusted EBITDA and margin down YOY due to higher SG&A as a percentage of sales and gross margin headwinds from lower supplier volume rebates

$ millions

	Q4 2023	Q4 2022	YOY
Sales	$2,084	$2,168	(4)%[1]
Adjusted EBITDA	$164	$198	(17)%
% of sales	7.9%	9.1%	(120) bps

	FY 2023	FY 2022	YOY
Sales	$8,610	$8,823	(1)%[1]
Adjusted EBITDA	$727	$851	(15)%
% of sales	8.4%	9.6%	(120) bps

Excluding the impact of inter-segment transfers, EES organic sales growth would have been down approximately 2% in Q4 and up approximately 1% in FY 2023.
[1]Sales growth shown on an organic basis

Continued strength in industrial offset by weakness in construction and OEM wesco

See appendix for non-GAAP definitions and reconciliations.

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Communications & Security Solutions (CSS)

Fourth Quarter

- Reported sales up 2%, down 1% organically
  - Enterprise Network Infrastructure up LSD as strength in wireless was offset by declines in internet service provider sales, particularly in Canada
  - Security down LSD versus the prior year which was up ~20%; slower construction market impacting small and mid-size contractors
  - Wesco Data Center Solutions (WDCS) up LDD driven by continued strength in hyperscale
- Backlog has returned to normal level after significant reduction in supplier lead times; down 27% YOY and down 6% sequentially
- Adjusted EBITDA margin up 10 bps driven by cost controls and gross margin improvement

Full Year

- Reported sales up 12%, up 5% organically
- Growth driven by data center demand and security market share gains, along with the benefits of cross-sell
- Adjusted EBITDA margin up 20 bps driven by cost controls and operating leverage on higher sales, along with gross margin improvement

Record full year sales, EBITDA, and EBITDA margin

$ millions

	Q4 2023	Q4 2022	YOY
Sales	$1,791	$1,763	(1)%[1]
Adjusted EBITDA	$173	$170	+2%
% of sales	9.7%	9.6%	+10 bps

	FY 2023	FY 2022	YOY
Sales	$7,152	$6,401	+5%[1]
Adjusted EBITDA	$684	$599	+14%
% of sales	9.6%	9.4%	+20 bps

Excluding the impact of inter-segment transfers, CSS organic sales growth would have been down approximately 4% in Q4 and up approximately 3% in FY 2023.
[1]Sales growth shown on an organic basis

Global position, leading value proposition and secular trends drove growth in 2023 wesco

See appendix for non-GAAP definitions and reconciliations.

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Utility & Broadband Solutions (UBS)

Fourth Quarter

- Sales down 2% on both a reported and organic basis
  - Utility sales up LSD versus prior year up 20%+ driven by electrification, green energy, and grid modernization investments
  - Broadband sales down DD as customers continue to work through inventory destocking
  - Integrated Supply sales up MSD
- Backlog down 5% YOY, up 4% sequentially; remains near historically high levels
- Adjusted EBITDA margin down YOY driven by lower supplier volume rebates, mix, and higher SG&A as a percentage of sales

Full Year

- Reported sales up 7%, up 8% organically
- Growth in utility and integrated supply, along with cross-sell and price inflation, partially offset by lower sales in broadband, particularly in Canada
- Adjusted EBITDA margin up 30 bps YOY driven by the benefits of our gross margin improvement program

Record full year sales, EBITDA, and EBITDA margin

$ millions

	Q4 2023	Q4 2022	YOY
Sales	$1,598	$1,627	(2)%[1]
Adjusted EBITDA	$167	$186	(10)%
% of sales	10.4%	11.4%	(100) bps

	FY 2023	FY 2022	YOY
Sales	$6,623	$6,195	+8%[1]
Adjusted EBITDA	$739	$677	+9%
% of sales	11.2%	10.9%	+30 bps

Excluding the impact of inter-segment transfers, UBS organic sales growth would have been down approximately 2% in Q4 and up approximately 7% in FY 2023.

[1]Sales growth shown on an organic basis

Leading value proposition, secular trends, and utility business drove growth in 2023 wesco

See appendix for non-GAAP definitions and reconciliations.

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1H 2023 2H 2023 Free Cash Flow Wesco well positioned to deliver strong cash flow in 2024 $ millions See appendix for non-GAAP definitions and reconciliations. Adjusted Net Income D&A and Other Accounts Receivable Inventory Accounts Payable Capex Free Cash Flow $(691) $(817) $553 FY 2023 $822 $50 $52 $(68) $(320) $(92) $444 54% of Adj. Net Income 14 $416 $27M FY 2023 1H / 2H

4.5x 3.0x 2.7x 3.4x 3.2x 3.3x 2.7x 2.7x 5.3x 3.9x 2.9x 2.8x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 5.0x 5.5x 6.0x FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 FY 23 Leverage (Net Debt / TTM Adjusted EBITDA) Narrowing and Reducing Target Leverage Range to 1.5x to 2.5x Size and scale enables reduced leverage and increased capital return to shareholders See appendix for non-GAAP definitions and reconciliations. 15 M&A M&A M&A 2.5x 1.5x Revised Target Leverage Range 2024 and beyond3.5x 2.0x Target Leverage Range 1999 IPO - 2023

2023 2024 2024 Strategic Business Unit Sales Growth Drivers 16 OEM Industrial Construction Electrical & Electronic Solutions 38% Flat to +LSD WDCS Security Enterprise Network Infrastructure 32% +LSD to +MSD Communications & Security Solutions Integrated Supply Broadband Utility 30% +MSD Utility & Broadband Solutions 2024 Outlook % of Wesco 2023 Sales 1 Bars indicate the percentage of SBU sales SBU Sales Breakdown 1

2024 Outlook

		2024 Outlook
Sales	**Organic sales**	**Flat to +3%**
	Plus: impact of two additional workdays in 2024	+1%
	Reported sales	**+1% to +4%**
Adjusted EBITDA	**Adjusted EBITDA margin**	**7.5% - 7.9%**
	Implied midpoint of range	*~$1.75 billion*
Adjusted EPS	**Adjusted diluted EPS**	**$13.75 - $15.75**
Cash	**Free cash flow**	**~$600 - $800 million**

Carry over pricing expected to contribute ~1% to 2024 growth.

2024 Underlying Assumptions	**FY 2024**
Depreciation and Amortization	~$190–210 million[1]
Interest Expense	~$360–390 million
Other Expense, net	~$10–25 million
Capital Expenditures	~$100 million
Share Count	~52 million
Effective Tax Rate	~27%

[1] Includes cloud computing amortization

See appendix for non-GAAP definitions and reconciliations.

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a • Leading Portfolio of Products, Services, and Solutions • Leading Positions in All SBUs • Global Footprint and Capabilities • Digital Investments Unlocking the Value of Our Big Data • Accelerating Consolidation Across the Value Chain Electrification Automation and IoT Green Energy and Grid Modernization 24/7 Connectivity and Security Digitalization and AI Supply Chain Consolidation and Relocation to North America Attractive Long-Term Growth Trends + U.S. Infrastructure Bills Public-Private Partnerships for Smart Cities U.S. Rural Broadband Investments Canada Broadband Investments + Wesco is uniquely positioned for sustainable long-term growth Increasing Public Sector Investment Wesco’s Uniquely Strong PositionSecular Growth Trends 18

APPENDIX

2023 Inter-Segment Business Transfers Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 EES Sales (45) (55) (46) (52) (198) CSS Sales 37 48 37 45 168 UBS Sales 8 7 9 7 30 $ millions Beginning in 2023, Wesco shifted the business associated with certain accounts from EES to CSS and UBS. The 2022 sales amounts by quarter are shown in the table above. 20

Glossary 1H: First half of fiscal year MSD: Mid-single digit 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year B2B: Business-to-Business OEM: Original equipment manufacturer COGS: Cost of goods sold OPEX: Operating expenses CIG: Commercial, Institutional and Government ROW: Rest of world CSS: Communications & Security Solutions (strategic business unit) RTW: Return to Workplace EES: Electrical & Electronic Solutions (strategic business unit) SBU: Strategic Business Unit ETR: Effective tax rate Seq: Sequential FCF: Free Cash Flow SVR: Supplier Volume Rebate FTTx: Fiber-to-the-x (last mile fiber optic network connections)   T&D: Transmission and Distribution HSD: High-single digit TTM: Trailing twelve months LDD: Low-double digit UBS: Utility & Broadband Solutions (strategic business unit) LSD: Low-single digit WD: Workday MRO: Maintenance, repair and operating WDCS: Wesco Data Center Solutions MTDC: Multi-tenant data center YOY: Year-over-year 21

Workdays Q1 Q2 Q3 Q4 FY 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252 2024 63 64 64 63 254 22

Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. 23

Organic Sales Growth by Segment

$ millions

Organic Sales Growth by Segment - Three Months Ended:

	Three Months Ended		Growth/(Decline)				
	December 31, 2023	December 31, 2022	Reported	Acquisition	Foreign Exchange	Workday	Organic Sales
EES	$ 2,084.2	$ 2,168.4	(3.9)%	— %	0.2 %	— %	(4.1) %
CSS	1,791.3	1,762.8	1.6%	2.2 %	0.8 %	— %	(1.4) %
UBS	1,597.9	1,627.2	(1.8)%	— %	0.1 %	— %	(1.9) %
Total net sales	$ 5,473.4	$ 5,558.5	(1.5)%	0.7 %	0.4 %	— %	(2.6)%

Organic Sales Growth by Segment - Twelve Months Ended:

	Twelve Months Ended		Growth/(Decline)				
	December 31, 2023	December 31, 2022	Reported	Acquisition	Foreign Exchange	Workday	Organic Sales
EES	$ 8,610.3	$ 8,823.3	(2.4)%	— %	(0.6) %	(0.4) %	(1.4) %
CSS	7,152.2	6,401.5	11.7%	7.1 %	(0.4) %	(0.4) %	5.4 %
UBS	6,622.7	6,195.3	6.9%	— %	(0.2) %	(0.4) %	7.5 %
Total net sales	$ 22,385.2	$ 21,420.1	4.5%	2.1 %	(0.4)%	(0.4)%	3.2 %

Note: Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States; there was no change in the number of workdays in the fourth quarter of 2023 compared to the fourth quarter of 2022; 2023 had one less workday compared to 2022.

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Gross Profit and Free Cash Flow $ millions Three Months Ended Twelve Months Ended Gross Profit: December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Net sales $ 5,473.4 $ 5,558.5 $ 22,385.2 $ 21,420.1 Cost of goods sold (excluding depreciation and amortization) 4,302.7 4,340.2 17,541.5 16,758.8 Gross profit $ 1,170.7 $ 1,218.3 $ 4,843.7 $ 4,661.3 Gross margin 21.4% 21.9% 21.6% 21.8 % Three Months Ended Twelve Months Ended Free Cash Flow: December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Cash flow provided by operations $ 69.3 $ 421.7 $ 493.2 $ 11.0 Less: Capital expenditures (28.7) (40.0) (92.3) (99.4) Add: Merger-related, integration and restructuring cash costs 18.6 17.1 42.7 66.5 Free cash flow $ 59.2 $ 398.7 $ 443.6 $ (21.9) Percentage of adjusted net income 38.7% 172.7% 54.0% (2.4) % 25

Adjusted EBITDA – Q4 2023

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended December 31, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 152.4	$ 117.4	$ 160.4	$ (302.6)	$ 127.6
Net income (loss) attributable to noncontrolling interests	0.3	0.6	—	(0.3)	0.6
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	65.7	65.7
Interest expense, net[1]	—	—	—	97.0	97.0
Depreciation and amortization	11.0	17.8	6.3	9.7	44.8
EBITDA	$ 163.7	$ 135.8	$ 166.7	$ (116.1)	$ 350.1
Other (income) expense, net	(1.8)	36.1	(0.9)	(22.9)	10.5
Stock-based compensation expense	2.1	1.4	0.8	9.1	13.4
Merger-related and integration costs[2]	—	—	—	10.0	10.0
Restructuring costs[3]	—	—	—	1.3	1.3
Adjusted EBITDA	$ 164.0	$ 173.3	$ 166.6	$ (118.6)	$ 385.3
Adjusted EBITDA margin %	7.9 %	9.7 %	10.4 %		7.0 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies.

(3) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

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Adjusted EBITDA – Q4 2022

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended December 31, 2022 EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 185.7	$ 153.9	$ 176.4	$ (311.4)	$ 204.6
Net (loss) income attributable to noncontrolling interests	(0.4)	—	—	0.6	0.2
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	71.4	71.4
Interest expense, net[1]	—	—	—	87.3	87.3
Depreciation and amortization	9.8	16.5	5.9	11.2	43.4
EBITDA	$ 195.1	$ 170.4	$ 182.3	$ (126.7)	$ 421.2
Other expense (income), net	0.6	(2.0)	2.4	2.9	4.0
Stock-based compensation expense[2]	1.9	1.1	0.9	6.8	10.7
Merger-related and integration costs[3]	—	—	—	15.2	15.2
Adjusted EBITDA	$ 197.6	$ 169.5	$ 185.6	$ (101.7)	$ 451.1
Adjusted EBITDA margin %	9.1 %	9.6 %	11.4 %		8.1 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Stock-based compensation expense in the calculation of adjusted EBITDA for the three months ended December 31, 2022 excludes $1.3 million that is included in merger-related and integration costs.

(3) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies.

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Adjusted EBITDA – FY 2023

$ millions

EBITDA and Adjusted EBITDA by Segment:	Year Ended December 31, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 668.7	$ 531.1	$ 712.5	$ (1,204.2)	$ 708.1
Net (loss) income attributable to noncontrolling interests	(0.5)	1.6	—	(0.5)	0.6
Preferred stock dividends	—	—	—	57.4	57.4
Provision for income taxes[1]	—	—	—	225.9	225.9
Interest expense, net[1]	—	—	—	389.3	389.3
Depreciation and amortization	43.3	71.7	25.0	41.3	181.3
EBITDA	$ 711.5	$ 604.4	$ 737.5	$ (490.8)	$ 1,562.6
Other expense (income), net	10.1	74.2	(1.4)	(57.8)	25.1
Stock-based compensation expense[2]	5.8	5.2	3.2	31.3	45.5
Merger-related and integration costs[3]	—	—	—	55.4	55.4
Restructuring costs[4]	—	—	—	16.7	16.7
Adjusted EBITDA	$ 727.4	$ 683.8	$ 739.3	$ (445.2)	$ 1,705.3
Adjusted EBITDA margin %	8.4 %	9.6 %	11.2 %		7.6 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Stock-based compensation expense in the calculation of adjusted EBITDA for the year ended December 31, 2023 excludes $2.6 million that is included in merger-related and integration costs.

(3) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

wesco

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Adjusted EBITDA – FY 2022 $ millions Year Ended December 31, 2022 EBITDA and Adjusted EBITDA by Segment: EES CSS UBS Corporate Total Net income attributable to common stockholders $ 801.3 $ 527.0 $ 648.5 $ (1,173.7) $ 803.1 Net income attributable to noncontrolling interests 0.2 — — 1.5 1.7 Preferred stock dividends — — — 57.4 57.4 Provision for income taxes(1) — — — 274.5 274.5 Interest expense, net(1) — — — 294.4 294.4 Depreciation and amortization 42.6 68.4 23.3 44.7 179.0 EBITDA $ 844.1 $ 595.4 $ 671.7 $ (501.1) $ 1,610.1 Other (income) expense, net (2.0) (1.3) 2.0 8.3 7.0 Stock-based compensation expense(2) 9.2 4.9 3.5 23.4 41.0 Merger-related and integration costs(3) — — — 67.4 67.4 Adjusted EBITDA $ 851.3 $ 599.0 $ 677.3 $ (401.9) $ 1,725.6 Adjusted EBITDA margin % 9.6% 9.4% 10.9% 8.1% (1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions. (2) Stock-based compensation expense in the calculation of adjusted EBITDA for the year ended December 31, 2022 excludes $5.4 million that is included in merger-related and integration costs. (3) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies. 29

Adjusted EPS $ millions, except per share amounts Three Months Ended Twelve Months Ended Adjusted Earnings per Diluted Share: December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Adjusted income from operations $ 327.5 $ 397.4 $ 1,480.1 $ 1,515.3 Interest expense, net 97.0 87.3 389.3 294.4 Adjusted other expense, net 7.7 4.0 22.3 7.0 Adjusted income before income taxes 222.8 306.1 1,068.5 1,213.9 Adjusted provision for income taxes 69.9 75.2 246.9 294.7 Adjusted net income 152.9 230.9 821.6 919.2 Net income attributable to noncontrolling interests 0.6 0.2 0.6 1.7 Adjusted net income attributable to WESCO International, Inc. 152.3 230.7 821.0 917.5 Preferred stock dividends 14.4 14.4 57.4 57.4 Adjusted net income attributable to common stockholders $ 137.9 $ 216.3 $ 763.6 $ 860.1 Diluted shares 52.0 52.4 52.3 52.4 Adjusted earnings per diluted share $ 2.65 $ 4.13 $ 14.60 $ 16.42 Note: For the three and twelve months ended December 31, 2023, SG&A expenses, income from operations, other non-operating expense, the provision for income taxes and earnings per diluted share have been adjusted to exclude merger-related and integration costs, restructuring costs, accelerated amortization expense associated with migrating to the Company's master brand architecture, net pension settlement cost primarily related to the partial settlement of the Company's pension plan in the U.S., partially offset by pension settlement gains related to other plans, and the related income tax effects. For the three and twelve months ended December 31, 2022, SG&A expenses, income from operations, the provision for income taxes and earnings per diluted share have been adjusted to exclude merger-related and integration costs, accelerated amortization expense associated with migrating to the Company's master brand architecture, and the related income tax effects. These non-GAAP financial measures provide a better understanding of the Company's financial results on a comparable basis. 30

Capital Structure and Leverage $ millions Twelve Months Ended Financial Leverage: December 31, 2023 December 31, 2022 Net income attributable to common stockholders $ 708.1 $ 803.1 Net income attributable to noncontrolling interests 0.6 1.7 Preferred stock dividends 57.4 57.4 Provision for income taxes 225.9 274.5 Interest expense, net 389.3 294.4 Depreciation and amortization 181.3 179.0 EBITDA $ 1,562.6 $ 1,610.1 Other expense, net 25.1 7.0 Stock-based compensation expense 45.5 41.0 Merger-related and integration costs(1) 55.4 67.4 Restructuring costs(2) 16.7 — Adjusted EBITDA $ 1,705.3 $ 1,725.6 As of December 31, 2023 December 31, 2022 Short-term debt and current portion of long-term debt, net $ 8.6 $ 70.5 Long-term debt, net 5,313.1 5,346.0 Debt discount and debt issuance costs(3) 43.0 57.9 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(3) (0.1) (0.3) Total debt 5,364.6 5,474.1 Less: Cash and cash equivalents 524.1 527.3 Total debt, net of cash $ 4,840.5 $ 4,946.8 Financial leverage ratio 2.8 2.9 (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value. 31